Rule 424(b)(5)
File No. 333-33814

Pricing Supplement dated April 21st, 2004
to the Prospectus Dated April 12, 2000
and Prospectus Supplement Dated May 31, 2000


Marshall & Ilsley Corporation
Medium-Term Notes, Series E

Due from 9 Months to 30 Years


Trade Date:	April 21, 2004
Issue Price:	100%


Original Issue Date:	April 23, 2004
Principal Amount:	$100,000,000


Maturity Date:	May 23, 2005




Interest Rate:
1.718%



Redemption:
N/A


Interest Payment Dates:
5/23/05


Agent and Book-Running Manager:
HSBC Securities (USA) Inc.


Agent Commission:
..01%


Proceeds to Company:
99.989% ($99,989,000)


Day Count:
ACT/360


Country/Currency:
USD


Minimum Denomination:
$1,000 minimum investment with increments of $1,000



CUSIP No.:
57183HFZ9


Additional Terms:
The Notes will be represented by one or more global certificates in fully registered form. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC or its nominee.


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